Exhibit 99.1

NEWS RELEASE July 18, 2008

Media Contact:

Kirstie Burden, Overstock.com, Inc.

+1 (801) 947-3172

kburden@overstock.com

Investor Contact:

Kevin Moon, Overstock.com, Inc.

+1 (801) 947-3282

kmoon@overstock.com

Overstock.com Reports Second Quarter 2008 Financial Results

SALT LAKE CITY (July 18, 2008) – Overstock.com, Inc. (NASDAQ: OSTK) today reported financial results for the quarterly period ending June 30, 2008.

Key Q2 2008 metrics (comparison to Q2 2007):

•         Total revenue:  $188.8 million vs. $149.0 million (27% gain);

•         Gross margin: 18.1% (all-time high) vs. 17.7%;

•         Gross profit:  $34.1 million vs. $26.3 million (30% gain);

•         Sales and marketing expense: $14.2 million vs. $8.0 million (79% increase);

•         Contribution (gross profit less marketing expense):  $19.9 million vs. $18.3 million (8% gain);

•         G&A / Technology expense: $26.2 million vs. $25.7 million (a 2% increase);

•         Net loss: $6.5 million [$(0.28)/share] vs. $13.8 million [$(0.58)/share] (53% gain);

•         EBITDA:  $1.1 million vs. $(4.2) million (a $5.3 million gain);

•         EBITDA (TTM):  $9.6 million vs. ($54.9) million (a $64.5 million gain);

•         Operating cash flows (TTM): $12.7 million vs. $9.4 million (a $3.3 million gain).

Dear Owner:

For the first time in its history your business has generated four consecutive quarters of positive EBITDA and TTM operating cash flows.  We ended Q2 with $87 million in cash, having bought in $12 million of stock earlier in 2008.  Our financial condition is sound despite a weak economy.

Strong growth in our fulfillment partner business drove revenues and gross profits this quarter. Total revenue grew 27%, the same pace we experienced in Q1, and gross margins reached an historical high of 18.1%. The fulfillment partner business accelerated to 41% year-over-year growth and 19.4% gross margins. We continue to increase product selection for our customers (now up to ~100k non-media SKUs vs. ~43k for the same period last year).

We added over 500,000 new customers this quarter, up 31% from last year: while this is primarily attributable to our marketing efforts, we feel that this is also an indication that the current economic climate is driving more people to discount shopping.  Most of the areas we spend marketing dollars are fairly well dialed-in, a few channels are in the process of being dialed-in (but we see how to do it), and one is purely exploratory: we spent a considerable amount in that

-more-

exploratory channel this quarter in an effort to hasten the dialing-in process.  We expect to see improved marketing efficiency in Q3.

Our Technology and G&A expenses are under control, even though we are doing more basic projects than we ever have in the past. Some of these are directed to better inventory purchasing and handling, some will benefit our website, and some are long-term projects, such as the housing tab that went live this quarter, joining the cars and auctions tabs. In addition, we are building an extremely robust training environment for our company which, while costly now, should yield superb long-term benefits (this has become the work of Steve Tryon, our retired US Army Colonel).

Both customer service and warehouse operations have gotten dialed-in past all our expectations. Our customer satisfaction continues to astonish me. We are building a new Customer Care operation in our new warehouse. The rest of our corporate facility anticipates moving to that new warehouse sometime around June of next year.

As always, I look forward to speaking with you about your business during the upcoming conference call. Until then, I remain,

Your humble servant,

Patrick M. Byrne

P.S. Please email questions to Kevin Moon at kmoon@overstock.com prior to the conference call.

Key financial and operating metrics:

Total revenue — Total revenue for the three months ended June 30, 2007 and 2008 was $149.0 million and $188.8 million, respectively, a 27% increase. For the six months ended June 30, 2008, total revenue was $389.6 million, a 27% increase from the $306.9 million reported in 2007.

Gross profit and gross margin — Gross profit for the three months ended June 30, 2007 and 2008 was $26.3 million and $34.1 million, respectively, a 30% increase, representing margins of 17.7% and 18.1% for those respective periods. For the six-month periods, gross profits were $51.6 million in 2007 and $68.9 million in 2008, a 33% increase.  Gross margins were 16.8% and 17.7% for those respective six-month periods.

Contribution and contribution margin — “Contribution” (gross profit less sales and marketing expenses) for the three months ended June 30, 2007 and 2008 was $18.3 million (12.3% contribution margin) and $19.9 million (10.5% contribution margin), respectively, an 8% increase. For the six months ended June 30, 2007 and 2008, contribution was $32.4 million (10.5% contribution margin) and $39.6 million (10.2% contribution margin), respectively, a 22% increase.

2

	Three months ended		Six months ended
(in thousands)	June 30,		June 30,
	2007	2008	2007	2008
Total revenue	$148,967	$188,842	$306,897	$389,587
Cost of goods sold	122,664	154,737	255,279	320,696

Gross profit	26,303	34,105	51,618	68,891
Less: Sales and marketing expense	7,962	14,244	19,246	29,263

Contribution	$18,341	$19,861	$32,372	$39,628
Contribution margin	12.3%	10.5%	10.5%	10.2%

Operating loss — Operating losses for the three months ended June 30, 2007 and 2008 were $13.5 million (including $6.2 million of restructuring) and $6.3 million, respectively. For the six months ended June 30, 2007 and 2008, operating losses were $31.2 million (including $12.3 million of restructuring) and $10.6 million, respectively.

EBITDA — EBITDA (a non-GAAP measure) for the three months ended June 30, 2007 and 2008 was $(4.2) million (including $6.2 million of restructuring) and $1.1 million, respectively. For the trailing twelve months ended June 30, 2007 and 2008, EBITDA was $(54.9) million (including $12.3 million of restructuring) and $9.6 million, respectively. We believe that, because our current capital expenditures are lower than our depreciation levels, discussing EBITDA at this stage of our business is useful to us and investors because it approximates cash used or cash generated by the operations of the business.

	Three months ended June 30,		Trailing Twelve months ended June 30,
	2007	2008	2007	2008
Operating loss	$(13,519)	$(6,317)	$(95,276)	$(20,989)
Add: Depreciation and amortization	7,974	5,887	35,046	26,134
Stock-based compensation	1,137	1,068	4,284	4,564
Stock-based compensation to consultants for services	135	329	129	364
Stock-based compensation relating to performance share plan	—	150	—	(250)
Issuance of common stock from treasury for 401(k) matching contribution	113	—	890	(202)
EBITDA	$(4,160)	$1,117	$(54,927)	$9,621

Net loss — Net loss for the three months ended June 30, 2008, was $6.5 million, or $0.28 loss per share, compared to $13.8 million, or $0.58 loss per share in 2007.  Net loss in Q2 2007 included $6.2 million of restructuring charges and loss from discontinued operations of $300K. For the six months ended June 30, 2007 and 2008, net losses totaled $35.2 million and $10.4 million, respectively, or $1.49 and $0.45 loss per share for those respective periods.  Net loss in 2007 included restructuring expense of $12.3 million and a loss from discontinued operations of $3.9 million.

3

Free Cash Flow (a non-GAAP measure) — Free cash flow for the three months ended June 30, 2007 and 2008 totaled $13.5 million and $(4.7) million, respectively.  For the trailing twelve months ended June 30, 2007 and 2008, free cash flow totaled $(4.0) million and $5.5 million.

Free cash flow reflects an additional way of viewing our cash flows and liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Free cash flow, which we reconcile to “Cash provided by operating activities,” is cash flow from operations reduced by “Expenditures for property and equipment.” Although we believe that cash flow from operating activities is an important measure, we believe free cash flow is a useful measure to evaluate our business since purchases of fixed assets are a necessary component of ongoing operations.  Therefore, we believe it is important to view free cash flow as a complement to our entire consolidated statements of cash flows. We believe that analyzing free cash flows on a trailing twelve month basis eliminates seasonal fluctuations in cash flows and more accurately reflects trends in this non-GAAP measure.

	Three months ended		Trailing Twelve months ended
	June 30,		June 30,
	2007	2008	2007	2008
Net cash provided by (used in) operating activities	$14,939	$449	$9,412	$12,683
Expenditures for property and equipment	(1,439)	(5,136)	(13,450)	(7,176)

Free cash flow	$13,500	$(4,687)	$(4,038)	$5,507

Cash and working capital — At June 30, 2008, Overstock.com had cash, cash equivalents and marketable securities of $86.7 million and working capital of $58.4 million.

About Overstock.com

Overstock.com, Inc. is an online retailer offering brand-name merchandise at discount prices.  The company offers its customers an opportunity to shop for bargains conveniently, while offering its suppliers an alternative inventory distribution channel.  Overstock.com, headquartered in Salt Lake City, is a publicly traded company listed on the NASDAQ Global Market System and can be found online at http://www.overstock.com.

# # #

Overstock.com® is a registered trademark of Overstock.com, Inc.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, statements regarding the soundness of the company’s financial condition, future increases in product selection, a belief that the current economic climate will drive increases in customer growth, accuracy or effectiveness of marketing programs, the extent that we have expenses under control, the effect of internal projects, the benefits of our internal training program, the timing of moving personnel to our new warehouse, a belief that free cash flow is an important and useful measure to evaluate our business, as well as all such other risks as identified in our Form 10-K for the year ended December 31, 2007, our subsequent quarterly reports on Form 10-Q, or any amendments thereto, and our other subsequent filings with the Securities and Exchange Commission identify important factors that could cause our actual results to differ materially from those contained in our projections, estimates or forward-looking statements.

4

Overstock.com, Inc.

Consolidated Statements of Operations (unaudited)

(in thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2007	2008	2007	2008

Revenue
Direct revenue	$43,578	$39,939	$89,279	$91,422
Fulfillment partner revenue	105,389	148,903	217,618	298,165

Total revenue	148,967	188,842	306,897	389,587

Cost of goods sold
Direct	36,321	34,752	75,641	79,066
Fulfillment partner	86,343	119,985	179,638	241,630

Total cost of goods sold	122,664	154,737	255,279	320,696

Gross profit	26,303	34,105	51,618	68,891

Operating expenses:
Sales and marketing	7,962	14,244	19,246	29,263
Technology	15,237	15,311	30,210	29,827
General and administrative	10,429	10,867	21,118	20,430
Restructuring	6,194	—	12,283	—

Total operating expenses	39,822	40,422	82,857	79,520

Operating loss	(13,519)	(6,317)	(31,239)	(10,629)

Interest income	1,078	740	2,068	2,044
Interest expense	(1,027)	(888)	(2,056)	(1,789)
Other income, net	—	2	—	2

Loss from continuing operations	(13,468)	(6,463)	(31,227)	(10,372)
Discontinued operations:
Loss from discontinued operations	(300)	—	(3,924)	—

Net loss	$(13,768)	$(6,463)	$(35,151)	$(10,372)

Net loss per common share - basic and diluted:
Loss from continuing operations	$(0.57)	$(0.28)	$(1.32)	$(0.45)
Loss from discontinued operations	$(0.01)	$—	$(0.17)	$—
Net loss per common share - basic and diluted	$(0.58)	$(0.28)	$(1.49)	$(0.45)
Weighted average common shares outstanding - basic and diluted	23,689	22,750	23,642	23,048

Other data:
Shopping bookings (in 000s)	$161,852	$202,600	$328,005	$418,921
Auction gross merchandise volume (in 000s)	$3,753	$1,964	$8,448	$4,574
Average customer acquisition cost (shopping)	$20.21	$27.61	$22.20	$26.32

Overstock.com, Inc.

Consolidated Balance Sheets (unaudited)

(in thousands)

	December 31,	June 30,
	2007	2008
Assets
Current assets:
Cash and cash equivalents	$101,394	$56,679
Marketable securities	46,000	30,020

Cash, cash equivalents and marketable securities	147,394	86,699
Accounts receivable, net	12,304	15,186
Note receivable	1,506	250
Inventories, net	25,933	14,036
Prepaid inventory	3,572	2,648
Prepaid expenses	7,572	10,481

Total current assets	198,281	129,300
Property and equipment, net	27,197	21,318
Goodwill	2,784	2,784
Other long-term assets, net	86	30
Note receivable	4,181	4,453

Total assets	$232,529	$157,885

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$70,648	$31,217
Accrued liabilities	35,241	24,248
Deferred revenue	17,357	15,417
Capital lease obligations, current	3,796	—

Total current liabilities	127,042	70,882
Other long-term liabilities	3,034	2,975
Convertible senior notes	75,623	75,795

Total liabilities	205,699	149,652

Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	333,909	337,659
Accumulated deficit	(243,709)	(254,081)
Treasury stock	(63,278)	(75,218)
Accumulated other comprehensive loss	(94)	(129)

Total stockholders’ equity	26,830	8,233

Total liabilities and stockholders’ equity	$232,529	$157,885

Overstock.com, Inc.

Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	Three months ended June 30,		Six months ended June 30,		Twelve months ended June 30,
	2007	2008	2007	2008	2007	2008

Cash flows from operating activities of continuing operations:
Net loss	$(13,768)	$(6,463)	$(35,151)	$(10,372)	$(105,268)	$(20,236)
Adjustments to reconcile net loss to cash provided by (used in) operating activities of continuing operations:
Loss from discontinued operations	300	—	3,924	—	8,898	—
Depreciation and amortization	7,974	5,887	15,745	12,384	35,046	26,134
Loss on disposition of property and equipment	1	—	1	—	1	—
Stock-based compensation	1,137	1,068	2,210	2,252	4,284	4,564
Stock-based compensation to consultants for services	135	329	140	315	129	364
Stock-based compensation relating to performance share plan	—	150	—	300	—	(250)
Issuance of common stock from treasury for 401(k) matching contribution	113	—	715	19	890	(202)
Amortization of debt discount and deferred financing fees	86	85	172	172	311	344
Asset impairment and depreciation (restructuring)	2,169	—	2,169	—	2,960	—
Restructuring charges	4,025	—	10,114	—	14,997	—
Notes receivable accretion	—	(136)	—	(272)	—	(544)
Changes in operating assets and liabilities, net of effect of discontinued operations:
Accounts receivable, net	(431)	(2,144)	3,396	(2,882)	5	(7,244)
Inventories, net	1,237	3,934	4,849	11,897	53,411	1,389
Prepaid inventory	477	(80)	117	924	1,119	(524)
Prepaid expenses	700	(363)	(1,262)	(2,909)	913	(1,746)
Other long-term assets, net	176	—	266	—	744	205
Accounts payable	5,467	(1,622)	(32,592)	(39,431)	(2,568)	(2,327)
Accrued liabilities	4,941	428	(18,768)	(10,993)	(6,033)	878
Deferred revenue	200	(771)	654	(1,940)	(427)	12,130
Other long-term liabilities	—	147	—	(59)	—	(252)

Net cash provided by (used in) operating activities	14,939	449	(43,301)	(40,595)	9,412	12,683

Cash flows from investing activities of continuing operations:
Purchases of marketable securities	(21,381)	(18,823)	(21,381)	(25,362)	(21,381)	(79,198)
Sales and maturities of marketable securities	3,400	18,428	3,400	41,339	3,400	67,197
Expenditures for property and equipment	(1,439)	(5,136)	(1,916)	(6,449)	(13,450)	(7,176)
Proceeds from the sale of discontinued operations, net of cash transferred	9,892	—	9,892	—	9,892	—
Collection of note receivable	753	754	4,694	1,256	4,694	1,758
Decrease in cash resulting from de-consolidation of variable entity	—	—	—	—	(102)	—

Net cash provided by (used in) investing activities	(8,775)	(4,777)	(5,311)	10,784	(16,947)	(17,419)

Cash flows from financing activities of continuing operations:
Payments on capital lease obligations	(4)	(2)	(5,251)	(3,796)	(5,454)	(3,806)
Drawdown on line of credit	—	1,128	1,169	6,396	14,592	7,650
Payments on line of credit	—	(1,128)	(1,169)	(6,396)	(14,592)	(7,650)
Issuance of common stock in offerings, net of issuance costs	—	—	—	—	39,406	—
Purchase of treasury stock	—	—	—	(12,000)	—	(12,000)
Exercise of stock options	768	924	1,921	924	2,994	2,233

Net cash provided by (used in) financing activities	764	922	(3,330)	(14,872)	36,946	(13,573)

Effect of exchange rate changes on cash	36	(9)	21	(32)	84	(56)
Cash provided by (used in) operating activities of discontinued operations	(614)	—	(204)	—	1,307	—
Cash used in investing activities of discontinued operations	—	—	(53)	—	(315)	—

Net increase (decrease) in cash and cash equivalents	6,350	(3,415)	(52,178)	(44,715)	30,487	(18,365)
Change in cash and cash equivalents from discontinued operations	614	—	257	—	(993)	—
Cash and cash equivalents, beginning of period	68,080	60,094	126,965	101,394	45,550	75,044

Cash and cash equivalents, end of period	$75,044	$56,679	$75,044	$56,679	$75,044	$56,679